As filed with the Securities and Exchange Commission on March 7, 2025

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Corporación Inmobiliaria Vesta, S.A.B. de C.V.

(Exact name of Registrant as specified in its charter)

Vesta Real Estate Corporation, S.A.B. de C.V.

(Translation of Registrant’s name into English)

United Mexican States	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Paseo de los Tamarindos No. 90, Torre II, Piso 28, Col. Bosques de las Lomas Cuajimalpa, C.P. 05210 Mexico City United Mexican States +52 (55) 5950-0070 (Address of Principal Executive Offices)
Corporación Inmobiliaria Vesta, S.A.B. de C.V. Long-Term Incentive Plan (Full title of the plans)
Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, New York 10168 (Name and Address of Agent For Service) +1 (212) 947-7200
(Telephone number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Maurice Blanco Manuel Garciadiaz Drew Glover Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 +1 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Company’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on April 19, 2024 (Film No. 24858316).

(b) The Company's reports on Form 6-K furnished to the Commission on March 27, 2024 (including Exhibit 99.1 thereto but excluding the other exhibits), April 5, 2024, July 3, 2024, October 2, 2024, December 19, 2024, January 7, 2025 and March 7, 2025.

(c) The description of the Company’s share capital which is contained in the Company’s Registration Statement Form 8-A (Registration No. 001-41730), dated June 27, 2023, including any amendments or supplements thereto.

(d) The description of the Company’s American Depositary Shares, evidenced by American Depositary Receipts, each representing ten common shares, contained in the Company’s Registration Statement on Form F-6 (Registration No. 333-272542) filed with the Commission on June 9, 2023, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s bylaws provide for the indemnification (and holding harmless) of the members of the Registrant’s board of directors (including alternates) and committees, the non-member secretary, the alternate non-member secretary, the Registrant’s Chief Executive Officer and other executive officers in connection with the performance of their duties, arising from any claim, suit, proceeding or investigation that is initiated in Mexico or in any of the countries where the Registrant’s shares, other instruments or securities having the Registrant’s shares as underlying securities or other fixed income or equity securities issued by the Registrant, are registered or listed for quotation, or in any jurisdiction in which the Registrant or any entities the Registrant controls operate, in or to which any such person may be a party (in its respective capacity as director, officer or employee), including in such indemnification any damages or losses affecting the indemnified persons and any amounts required for a settlement, as well as any and all fees and expenses of attorneys and other advisors engaged to protect the interests of the indemnified persons, it being understood that the board of directors shall have the authority to determine in the aforementioned cases, whether it deems convenient to hire the services of attorneys and other advisors different from those advising the Registrant in the corresponding claim; provided that the indemnity provision will not apply if any such claims, suits, proceedings or investigations result from the gross negligence, willful misconduct or bad faith of the applicable indemnified person.

The foregoing provision is unlikely to be enforceable, if the indemnification claim arises from a breach of the duty of loyalty.

Policies of insurance may be maintained by the Registrant under which the members of the Registrant’s board of directors and officers, within the limits and subject to the limitations of the policies, that cover the amount of the damages caused by the Registrant or the entities controlled by the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
3.1	Amended and Restated Bylaws of Corporación Inmobiliaria Vesta, S.A.B. de C.V., dated March 21, 2024 (English translation)
4.1	Form of Deposit Agreement among Corporación Inmobiliaria Vesta, S.A.B. de C.V., Citibank, N.A., as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-272532 filed with the SEC on June 16, 2023))
4.2	Form of American Depositary Receipt (included in Exhibit 4.1) (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272532 filed with the SEC on June 16, 2023))
5.1*	Opinion of Ritch, Mueller y Nicolau, S.C.
23.1*	Consent of Galaz, Yamazaki, Ruiz Urquiza, S.C., independent registered public accounting firm for Corporación Inmobiliaria Vesta, S.A.B. de C.V.
23.2*	Consent of Ritch, Mueller y Nicolau, S.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of the Registration Statement)
99.1*	English Translation of Trust Agreement and Long-Term Incentive Plan
107.1*	Filing fee exhibit

*	Filed herewith

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by “8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(6)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on this 7th day of March, 2025.

Corporación Inmobiliaria Vesta, S.A.B. de C.V.

By:	/s/ Lorenzo Dominique Berho Carranza
	Name:	Lorenzo Dominique Berho Carranza
	Title:	Chief Executive Officer

By:	/s/ Juan Felipe Sottil Achutegui
	Name:	Juan Felipe Sottil Achutegui
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lorenzo Dominique Berho Carranza and Juan Felipe Sottil Achutegui, their attorneys-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendment or post-effective amendment to this Registration Statement on Form S-8, including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act with respect hereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lorenzo Dominique Berho Carranza	Chief Executive Officer (principal executive officer)	March 7, 2025
Lorenzo Dominique Berho Carranza

/s/ Juan Felipe Sottil Achutegui	Chief Financial Officer (principal financial officer and principal accounting officer)	March 7, 2025
Juan Felipe Sottil Achutegui

/s/ Lorenzo Manuel Berho Corona	Chairman of the Board of Directors	March 7, 2025
Lorenzo Manuel Berho Corona

/s/ Manuela Molina Peralta	Director	March 7, 2025
Manuela Molina Peralta

/s/ José Manuel Domínguez Díaz Ceballos	Director	March 7, 2025
José Manuel Domínguez Díaz Ceballos

/s/ Craig Wieland	Director	March 7, 2025
Craig Wieland

/s/ Luis Javier Solloa Hernández	Director	March 7, 2025
Luis Javier Solloa Hernández

/s/ Loreanne Helena García Ottati	Director	March 7, 2025
Loreanne Helena García Ottati

/s/ Oscar Francisco Cázares Elías	Director	March 7, 2025
Oscar Francisco Cázares Elías

Director
Daniela Berho Carranza

/s/ Douglas M. Arthur	Director	March 7, 2025
Douglas M. Arthur

Director
Luis de la Calle Pardo

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE

REGISTRANT IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America has signed this registration statement or amendment thereto in New York, NY, on the 7th day of March, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.